Exhibit (16)(b)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of Edward Goldthorpe, Jason T. Roos, Patrick Schafer and Brandon Satoren with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of Logan Ridge Finance Corporation, the registration statement on Form N-14, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 31st day of May, 2022.

Signature	Title

/s/ Jennifer Kwon Chou	Independent Director
Jennifer Kwon Chou